UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

COMMUNITY CENTRAL BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan	000-33373	38-3291744
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Main Street, Mt. Clemens, MI	48046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (586) 783-4500

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01  Entry Into a Material Definitive Agreement.

Community Central Bank Corporation (“Company”), the parent company of Community Central Bank (the “Bank”), has entered into a Written Agreement (“Agreement”) with the Federal Reserve Bank of Chicago (“Fed”).  The Agreement became effective on January 19, 2011.  The Agreement will remain in effect until modified or terminated by the Fed.

            Under the terms of the Agreement, the Company cannot declare or pay dividends, accept dividends from the Bank, or make any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Fed. The Company is also prohibited from incurring, increasing or guaranteeing any debt or purchasing or redeeming any shares of its stock without the prior written approval of the Fed.  Other material provisions of the Agreement require the Company to:

•
Serve as a source of strength to the Bank, including taking steps to ensure that the Bank complies with the Consent Order entered into on November 1, 2010 with the Federal Deposit Insurance Corporation and the Michigan Office of Financial and Insurance Regulation;

•	Submit to the Fed an acceptable written plan to maintain sufficient capital at the Company on a consolidated basis;
•
Notify the Fed within 45 days following the end of any quarter in which the Company’s capital ratios fall below the approved plan’s minimum ratios and detail how the Company will meet those minimum capital ratios;

•	Submit to the Fed a cash flow projection for each calendar quarter beginning with the quarter ending June 30, 2011;
•	Submit to the Fed acceptable written procedures to strengthen and maintain internal controls to ensure the accuracy of all required regulatory reports and notices filed with the Fed;
•	Submit to the Fed amended regulatory reports for 2010 as may be necessary to correct any deficiencies;
•	Comply with applicable regulations in appointing any new director or senior executive officer or in changing the responsibilities of any senior executive officer;
•	Comply with applicable regulations restricting indemnification and severance payments;
•	Submit to the Fed quarterly progress reports regarding compliance with the Agreement, as well as a Company only balance sheet, income statement and report of changes in stockholders’ equity.

All customer deposits at the Bank remain insured to the fullest extent permitted by the FDIC.  The Company did not admit any wrongdoing in entering into the Agreement.

The description of the Agreement set forth in this Item 1.01 is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein in its entirety.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits:

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

10.1           Written Agreement with the Federal Reserve Bank of Chicago.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2011	COMMUNITY CENTRAL BANK CORPORATION (Registrant) By: /s/ Ray T. Colonius Ray T. Colonius Interim Chief Executive Officer Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Written Agreement with the Federal Reserve Bank of Chicago